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Exhibit 12.1

                          WESTLAKE CHEMICAL CORPORATION
                STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                              (millions of dollars)

                                                           2000       2001       2002       2003       2004
                                                        ------------------------------------------------------
Fixed Charges
             Interest Expense                                 37.3       35.5       35.0       38.6       39.4
             Capitalized Interest                                         1.6        0.4                   0.1
             Amortization of Debt Costs (1)                    2.0        1.5        3.1        2.6
             Portion of Rentals                                6.3        6.6        6.1        5.8        6.9
                                                        ------------------------------------------------------
                       Total Fixed Charges                    45.6       45.2       44.6       47.0       46.4
                                                        ------------------------------------------------------

Earnings Before Fixed Charges
             Pretax Income                                    90.7     (117.3)     (14.2)      23.5      190.7
             Fixed Charges                                    45.6       45.2       44.6       47.0       46.4
             Equity Investment (income) loss                             (1.2)      (0.8)      (1.5)      (1.4)
             Equity Investment Distribution                                          0.7          -        0.4
             Capitalized Interest                                        (1.6)      (0.4)                 (0.1)
             Amortization of Capitalized Interest              1.6        1.7        1.7        1.7        1.7
                                                        ------------------------------------------------------
                       Earnings Before Fixed Charges         137.9      (73.2)      31.6       70.7      237.7
                                                        ------------------------------------------------------


             Ratio of Earnings to Fixed Charges                3.0          -          -        1.5        5.1